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                                                                       EXHIBIT 5

                                PIPER & MARBURY

                                      LLP

                             CHARLES CENTER SOUTH
                            36 SOUTH CHARLES STREET
                        BALTIMORE, MARYLAND 21201-3018
                                 410-539-2530
                               FAX 410-539-0489


                               October 28, 1997



Grove Property Trust
598 Asylum Avenue
Hartford, Connecticut 06105

Ladies and Gentlemen:

        We have acted as special Maryland counsel to Grove Property Trust, a Maryland real estate investment trust (the "Company"), in connection with the preparation of a Registration Statement on Form S-2 (No. 333-38183) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of up to 5,175,000 common shares of beneficial interest, $.01 par value, of the Company (the "Shares").

        In our capacity as Maryland counsel, we have reviewed the Third Amended and Restated Declarations of Trust of the Company (the "Declaration of Trust"), Articles Supplementary effective October 24, 1997, a copy of the By-laws of the Company certified by an officer of the Company as currently in effect and as in effect prior to March 10, 1997 (the "By-laws"), the Registration Statement, resolutions of the Board of Trust Managers of the Company authorizing the issuance of the Shares and the Registration Statement; good standing certificate for the Company, dated as of a recent date, issued by the Maryland State Department of Assessments and Taxation, an Officer's Certificate of the Company dated as of the date hereof as to certain factual matters (the "Officer's Certificate"), and such other documents as we have considered necessary to the rendering of the opinions expressed below.

        In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies and that all public records received are accurate and complete. As to any facts material to this
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                                                                 PIPER & MARBURY
                                                                      L.L.P.

Grove Property Trust
October 28, 1997
Page 2

opinion which we did not independently establish or verify, we have relied solely upon the Officer's Certificate.

        On the basis of the foregoing we are of the opinion that:

        1. The Company has been duly formed and is validly existing in good standing as a real estate investment trust under the laws of the State of Maryland.

        2. The Shares have been duly authorized and when issued and delivered in the manner described under "Underwriting" in the Registration Statement in return for the consideration, in an amount not less than the par value thereof, described in the resolutions approving the issuance of said shares, the Shares will be duly issued, fully paid and non assessable.


        The foregoing opinions are limited to the laws of the State of Maryland, exclusive of securities or "blue sky" laws. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof. We hereby consent to the filing of this opinion as
Exhibit 5 to the Registration Statement and to the reference to our firm in the Registration Statement.


                                                Very truly yours



                                                Piper & Marbury L.L.P.